FOR IMMEDIATE RELEASE
                                                                   July 28, 2004
                                                           ADVANTEST CORPORATION
                                (Toshio Maruyama, Representative Board Director,
                                   President of Corporate Executive Officers and
                                                        Chief Operating Officer)
                                    (Stock Code Number: 6857, TSE first section)
                                                      (Ticker Symbol: ATE, NYSE)
CONTACT:
Hiroshi Nakamura
(Manager, Accounting Department)
Phone: +81-(0)3-3342-7500



      Revision of Earnings Forecast for the Fiscal Year Ending March 2005

In light of recent developments in the market and other factors, Advantest Corporation hereby revises the earnings forecast previously released in its Annual Financial Digest dated April 26, 2004.


(Consolidated Earnings)  [US GAAP]

1. FY 2004 interim (April 1, 2004 to September 30, 2004)
                                                            (in millions of yen)

-------------------------------------------------------------------------------
                                            Income before income
                           Net Sales               taxes           Net Income
-------------------------------------------------------------------------------
Previous forecast (A)         125,000                 30,000           18,000
(as of April 26, 2004)
-------------------------------------------------------------------------------
Revised forecast (B)          140,000                 42,000           26,000
-------------------------------------------------------------------------------
Difference (B-A)               15,000                 12,000            8,000
-------------------------------------------------------------------------------
Percentage change               12.0%                  40.0%            44.4%
-------------------------------------------------------------------------------
FY 2003 interim results        62,286                  3,721            2,453
-------------------------------------------------------------------------------

2. FY 2004 (April 1, 2004 to March 31, 2005)
                                                            (in millions of yen)

-------------------------------------------------------------------------------
                                            Income before income
                           Net Sales               taxes           Net Income
-------------------------------------------------------------------------------
Previous forecast (A)         250,000                 60,000           36,000
(as of April 26, 2004)
-------------------------------------------------------------------------------
Revised forecast (B)          250,000                 70,000           43,000
-------------------------------------------------------------------------------
Difference (B-A)                    0                 10,000            7,000
-------------------------------------------------------------------------------
Percentage change                0.0%                  16.7%            19.4%
-------------------------------------------------------------------------------
FY 2003 results               174,218                 28,878           17,329
-------------------------------------------------------------------------------

(Unconsolidated Earnings)  [Japanese GAAP]

1. FY 2004 interim (April 1, 2004 to September 30, 2004)
                                                            (in millions of yen)

------------------------------------------------------------------------------
                             Net Sales        Ordinary Income     Net Income
------------------------------------------------------------------------------
Previous forecast (A)            110,000                 25,000        15,000
(as of April 26, 2004)
------------------------------------------------------------------------------
Revised forecast (B)             120,000                 33,500        21,000
------------------------------------------------------------------------------
Difference (B-A)                  10,000                  8,500         6,000
------------------------------------------------------------------------------
Percentage change                   9.1%                  34.0%         40.0%
------------------------------------------------------------------------------
FY 2003 interim results           50,846                  2,482         1,819
------------------------------------------------------------------------------

2. FY 2004 (April 1, 2004 to March 31, 2005)
                                                            (in millions of yen)

------------------------------------------------------------------------------
                             Net Sales        Ordinary Income     Net Income
------------------------------------------------------------------------------
Previous forecast (A)            220,000                 50,000        30,000
(as of April 26, 2004)
------------------------------------------------------------------------------
Revised forecast (B)             220,000                 55,000        34,000
------------------------------------------------------------------------------
Difference (B-A)                       0                  5,000         4,000
------------------------------------------------------------------------------
Percentage change                   0.0%                  10.0%         13.3%
------------------------------------------------------------------------------
FY 2003 results                  150,558                 24,033        11,957
------------------------------------------------------------------------------

Reasons for the Above Revisions

     After the announcement of financial results on April 26, 2004, demands for capital investment among semiconductor makers have been expected to exceed the initial forecasts throughout the interim. Accordingly, interim results primarily for the Semiconductor and Component Test System are likely to surpass by far the previously released net sales and earnings forecasts. Accordingly, consolidated and unconsolidated earning forecasts for the interim have been revised as aforementioned.
     While the net sales forecast for the fiscal year remains unchanged, the earnings forecast for the fiscal year is revised as aforementioned due to the prospect of the profit ratio improving beyond the initial forecast. As a result, consolidated and unconsolidated earning forecasts for the fiscal year have been revised as aforementioned.



* Cautionary Statement with Respect to Forward-Looking Statements

     This release contains "forward-looking statements" that are based on Advantest's current expectations, estimates and projections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause Advantest's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include: (i) changes in demand for the products and services produced and offered by Advantest's customers, including semiconductors, communications services and electronic goods; (ii) circumstances relating to Advantest's investment in technology, including its ability to timely develop products that meet the changing needs of semiconductor manufacturers and communications network equipment and components makers and service providers; (iii) significant changes in the competitive environment in the major markets where Advantest purchases materials, components and supplies for the production of its products or where its products are produced, distributed or sold; and (iv) changes in economic conditions, currency exchange rates or political stability in the major markets where Advantest procures materials, components and supplies for the production of its principal products or where its products are produced, distributed or sold. A discussion of these and other factors which may affect Advantest's actual results, levels of activity, performance or achievements is contained in the "Operating and Financial Review and Prospects", "Key Information - Risk Factors" and "Information on the Company" sections and elsewhere in Advantest's annual report on Form 20-F, which is on file with the United States Securities and Exchange Commission.